UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2021 (January 11, 2021)

Harte Hanks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2800 Wells Branch Parkway Austin Texas 78728 (512) 434-1100

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HRTH	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01.     Other Events.

On January 11, 2021, Harte Hanks, Inc. (the “Company”) issued a press release announcing the appointment of Joyce Karel as the Company’s first Chief Commercial Officer.

In the newly created role, Ms. Karel will be responsible for leading the Company’s Marketing Services business, as well as managing clients, sales and marketing, and services across the enterprise. She will be focused on ensuring the Company seamlessly delivers exceptional services for clients. She will report directly to Andrew Benett, Executive Chairman and CEO of Harte Hanks and will be based in the Company’s Philadelphia office.

On January 19, 2021, the Company issued a press release announcing the appointment of Dan Wadleigh as the Company‘s Executive Vice President Finance and Operations.

Mr. Wadleigh will be responsible for all aspects of the Marketing Services business’ operations and financial performance. He will work closely with other business leaders to ensure the Company achieves its strategic business goals while delivering best-in-class end-to-end solutions from marketing services to customer care to fulfillment and logistics for its broad portfolio of clients. Mr. Wadleigh will report directly to Joyce Karel, who was recently named Harte Hanks’ first Chief Commercial Officer. He will be based in the Company’s Philadelphia office.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.     Description

99.1	Press Release of the Company dated January 11, 2021
99.2	Press Release of the Company dated January 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE HANKS, INC.

By:	/s/ Lauri Kearnes
Name:	Lauri Kearnes
Title:	Chief Financial Officer

Date: January 22, 2021